                                  SCHEDULE 14A
                                 (RULE 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

    FILED BY THE REGISTRANT /X/
    FILED BY A PARTY OTHER THAN THE REGISTRANT / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
    / / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                           LIONBRIDGE TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                         LIONBRIDGE TECHNOLOGIES, INC.
                               950 WINTER STREET
                          WALTHAM, MASSACHUSETTS 02451
                                 (781) 434-6000
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 5, 2000

To the Stockholders of Lionbridge Technologies, Inc.:

    Notice is hereby given that a Special Meeting of Stockholders of Lionbridge Technologies, Inc., a Delaware corporation ("Lionbridge" or the "Company"), will be held at 10:00 a.m., local time, on Thursday, October 5, 2000, at Testa, Hurwitz & Thibeault, LLP, 125 High Street, Oliver Street Tower, Boston, MA 02110, 20th Floor, to consider and act upon the following proposals:

    1. To approve an amendment to the Company's 1998 Stock Plan to increase the aggregate number of shares of common stock that may be issued pursuant to the plan to 8,522,032 shares from 5,522,032 shares, an increase of 3,000,000 shares.

    2. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

    The Board of Directors has fixed the close of business on September 15, 2000 as the record date for the determination of the Lionbridge stockholders entitled to notice of, and to vote at, the Special Meeting.

    All stockholders are cordially invited to attend the Special Meeting in person. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Special Meeting. Any stockholder attending the Special Meeting may vote in person even if he or she has returned a proxy.

    Properly executed proxies will be voted in accordance with the specifications on the proxy card. Executed proxies with no instructions indicated thereon will be voted FOR approval of the amendment to the Company's 1998 Stock Plan and the other matters set forth in this Notice of Special Meeting of Stockholders.

                                          By Order of the Board of Directors,

                                          Stephen J. Lifshatz
                                          SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                                          OFFICER, TREASURER AND SECRETARY

Waltham, Massachusetts
September 22, 2000

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                PROXY STATEMENT
                               September 22, 2000

    This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Lionbridge Technologies, Inc., a Delaware corporation ("Lionbridge" or the "Company"), for use at the Company's Special Meeting of Stockholders to be held on Thursday, October 5, 2000 (the "Special Meeting") at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Oliver Street Tower, Boston, MA 02110, 20th Floor, or at any postponements or adjournments thereof. The purpose of the Special Meeting is to approve a proposed amendment to the Company's 1998 Stock Plan (the "Plan") to increase the number of shares of common stock available for grant under the Plan to 8,522,032 shares from 5,522,032 shares. This Proxy Statement and form of proxy will be mailed to stockholders on or about September 22, 2000.

    The Lionbridge Board of Directors has approved the proposed amendment to the Plan to increase the number of shares of common stock available for grant under the Plan to 8,522,032 shares from 5,522,032 shares and recommends a vote FOR the approval of the amendment to the Plan.

    Only stockholders of record at the close of business on September 15, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. As of the Record Date, an aggregate of 27,263,750 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Special Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Special Meeting and vote in person. Any proxy may be revoked by the person giving it at any time before its exercise by (1) filing with the Secretary of the Company, before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Special Meeting or (3) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Lionbridge Technologies, Inc., 950 Winter Street, Waltham, Massachusetts 02451,
Attention: Secretary, at or before the taking of the vote at the Special
Meeting.

    The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business at the Special Meeting. Abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum. A broker "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

    To approve the amendment to the Plan and on all other matters being submitted to stockholders, the affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

    The persons named as attorneys-in-fact in the proxies were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Special Meeting will be voted. The stockholders will consider and vote upon a proposal to approve an amendment to the Company's 1998 Stock Plan. ALL SHARES REPRESENTED BY PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS' INSTRUCTIONS, AND IF NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED BY PROXIES WILL BE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING.

    The Board of Directors knows of no other matter to be presented at the Special Meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of Lionbridge's Common Stock as of September 12, 2000 for (i) each person who is known by Lionbridge to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director of Lionbridge,
(iii) each named executive officer of Lionbridge and (iv) all of the directors and executive officers of Lionbridge as a group.

    Except as noted below, the address of each person listed on the table is c/o Lionbridge Technologies, Inc., 950 Winter Street, Waltham, Massachusetts 02451.

                                                                 AMOUNT AND        PERCENT OF
                                                                 NATURE OF           COMMON
                                                                 BENEFICIAL           STOCK
NAME OF BENEFICIAL OWNER                                      OWNERSHIP (1)(2)   OUTSTANDING (3)
------------------------                                      ----------------   ---------------
Rory J. Cowan (4)...........................................      2,494,054            9.2%

Marcia J. Hooper (5)........................................      4,364,004           16.0%
c/o Advent International Corporation
75 State Street
Boston, MA 02109

Guy L. de Chazal (6)........................................      4,619,340           17.0%
c/o Morgan Stanley Dean Witter Venture Capital
1221 Avenue of the Americas, 33rd Floor
New York, New York 10020

Paul Kavanagh (7)...........................................         73,833              *
"Arcachon"
Strathmore Road
Killiney, Co. Dublin, Ireland

Claude P. Sheer (8).........................................          5,000              *
240 Main Street
Boxford, MA 01921

Roger O. Jeanty (9).........................................      1,684,052            6.2%

Myriam Martin-Kail (10).....................................        295,898            1.1%

Stephen J. Lifshatz (11)....................................        211,733              *

Peter H. Wright (12)........................................         97,137              *

Christoph A. Heck (13)......................................         54,308              *

Morgan Stanley-sponsored limited partnerships (14)..........      4,619,340           17.0%
1221 Avenue of the Americas, 33rd Floor
New York, New York 10020

Advent-sponsored limited partnerships (15)..................      4,364,004           16.0%
75 State Street
Boston, MA 02109

Capital Resource Lenders III, L.P. (16).....................      1,277,712            4.7%
85 Merrimac Street, Suite 200
Boston, MA 02114

Cornerstone Equity Investors IV, L.P. (17)..................      2,399,853            8.8%

All executive officers and directors as a group (10 persons)     13,899,359           50.0%
  (18)......................................................

------------------------

*   Less than 1% of the outstanding shares.

(1) The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3) Based on 27,238,687 shares of Lionbridge Common Stock outstanding as of September 12, 2000.

(4) Includes an aggregate of 216,160 shares held by affiliated trusts of Mr. Cowan.

(5) Includes 357,849 shares held by Advent Euro-Italian Direct Investment Program Limited Partnership; 96,191 shares held by Advent Partners Limited Partnership; 2,613,975 shares held by Global Private Equity II Limited Partnership; 549,683 shares held by Global Private Equity II--Europe Limited Partnership; and 746,306 shares held by Global Private Equity II--PGGM Limited Partnership. Ms. Hooper is a partner of Advent International Corporation, which is the general partner of Advent International Limited Partnership, the general partner of the Advent-sponsored entities.
    Ms. Hooper may be deemed to beneficially own the shares held by the Advent-sponsored entities. Ms. Hooper disclaims beneficial ownership of all such shares, except to the extent of her pecuniary interest therein.

(6) Includes 4,063,671 shares held by Morgan Stanley Venture Capital Fund II Annex, L.P. and 555,669 shares held by Morgan Stanley Venture Investors Annex, L.P. Mr. de Chazal is the Chairman of Morgan Stanley Venture Capital II, Inc., the managing general partner of Morgan Stanley Venture Partners II, L.P., which is the general partner of each of the Morgan Stanley-sponsored limited partnerships. Mr. de Chazal may be deemed to beneficially own the shares held by the Morgan Stanley-sponsored limited partnerships. Mr. de Chazal disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein.

(7) Includes 7,166 shares deemed to be beneficially owned by Mr. Kavanagh pursuant to options exercisable within 60 days of September 12, 2000.

(8) Represents 5,000 shares deemed to be beneficially owned by Mr. Sheer pursuant to options exercisable within 60 days of September 12, 2000.

(9) Includes 136,206 shares deemed to be beneficially owned by Mr. Jeanty pursuant to options exercisable within 60 days of September 12, 2000 and 384,420 shares held by Tracy A. Jeanty, Mr. Jeanty's wife. Mr. Jeanty disclaims beneficial ownership of all such shares held by Mrs. Jeanty.

(10) Represents 295,898 shares deemed to be beneficially owned by Ms. Martin-Kail pursuant to options exercisable within 60 days of September 12, 2000.

(11) Includes 36,968 shares deemed to be beneficially owned by Mr. Lifshatz pursuant to options exercisable within 60 days of September 12, 2000.

(12) Includes an aggregate of 6,668 shares held in trusts for the benefit of Mr. Wright's children and 16,312 shares deemed to be beneficially owned by Mr. Wright pursuant to options exercisable within 60 days of September 12, 2000.

(13) Includes 42,417 shares deemed to be beneficially owned by Mr. Heck pursuant to options exercisable within 60 days of September 12, 2000.

(14) Includes 4,063,671 shares held by Morgan Stanley Venture Capital Fund II Annex, L.P. and 555,669 shares held by Morgan Stanley Venture Investors Annex, L.P. The general partner of each of the Morgan Stanley-sponsored limited partnerships is Morgan Stanley Venture Partners II, L.P. Morgan

     Stanley Venture Capital II, Inc. is the managing general partner of Morgan Stanley Venture Partners II, L.P. and exercises sole voting and investment power with respect to all shares held of record by the Morgan Stanley-sponsored limited partnerships; individually, no stockholder, director or officer of Morgan Stanley Venture Capital II, Inc. is deemed to have or share such voting or investment power.

(15) Includes 357,849 shares held by Advent Euro--Italian Direct Investment Program Limited Partnership; 96,191 shares held by Advent Partners Limited Partnership; 2,613,975 shares held by Global Private Equity II Limited Partnership; 549,683 shares held by Global Private Equity II--Europe Limited Partnership; and 746,306 shares held by Global Private
     Equity II--PGGM Limited Partnership. The general partner of the Advent-sponsored limited partnerships is Advent International Limited Partnership. Advent International Corporation is the general partner of Advent International Limited Partnership and exercises sole voting and investment power with respect to all shares held of record by the Advent-sponsored limited partnerships; individually, no stockholder, director or officer of Advent International Corporation is deemed to have or share such voting or investment power.

(16) Includes 3,510 shares held by CRP Investment Partners III, L.L.C., an affiliated company of Capital Resource Lenders III, L.P.

(17) The address of Cornerstone Equity Investors IV, L.P. is 717 Fifth Avenue, Suite 1100, New York, New York 10022.

(18) Includes 539,967 shares of Common Stock which the directors and executive officers as a group have the right to acquire pursuant to options exercisable within 60 days of September 12, 2000. Includes 4,364,004 shares held by the Advent-sponsored entities that Ms. Hooper may be deemed to beneficially own and 4,619,340 shares held by the Morgan Stanley-sponsored limited partnerships that Mr. de Chazal may be deemed to beneficially own.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION SUMMARY

    The following Summary Compensation Table sets forth certain information with respect to the annual and long-term compensation of Lionbridge's Chief Executive Officer and each of Lionbridge's other highly compensated executive officers (the "named executive officers") whose total compensation exceeded $100,000 for the fiscal years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION                 LONG-TERM
                                           ---------------------------------------------   COMPENSATION
                                                                               OTHER        SECURITIES
                                                                               ANNUAL       UNDERLYING
       NAME AND PRINCIPAL POSITION           YEAR      SALARY     BONUS     COMPENSATION   OPTIONS/SARS
-----------------------------------------  --------   --------   --------   ------------   ------------
Rory J. Cowan............................    1999     $259,875   $ 65,000         --           66,667
Chairman and Chief Executive Officer         1998     $249,144   $175,725         --               --
                                             1997     $225,000   $112,500         --               --

Stephen J. Lifshatz......................    1999     $190,575   $ 47,500         --           50,000
Senior Vice President, Chief Financial       1998     $182,705   $ 64,433         --           36,667
Officer and Treasurer                        1997     $158,125   $ 41,250         --          259,082

Myriam Martin-Kail.......................    1999     $167,679   $ 40,000         --           50,000
Senior Vice President, Operations            1998     $147,585   $ 37,815         --           20,000
                                             1997     $143,624   $ 34,739         --          323,886

Peter H. Wright..........................    1999     $151,250   $ 37,750         --           50,000
Senior Vice President, Sales                 1998     $137,863   $ 47,410         --           33,334
                                             1997     $124,218   $ 30,000         --          130,500

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information with respect to the stock options granted during the fiscal year ended December 31, 1999 to each named executive officer of Lionbridge listed in the Summary Compensation Table above. Lionbridge did not grant any stock appreciation rights in 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                                      VALUE
                                                                                                AT ASSUMED ANNUAL
                                                       PERCENT OF                                    RATE OF
                                        NUMBER OF        TOTAL       EXERCISE                      STOCK PRICE
                                        SECURITIES    OPTIONS/SARS   PRICE IN                     APPRECIATION
                                        UNDERLYING     GRANTED TO     DOLLARS                  FOR OPTION TERM (2)
                                       OPTIONS/SARS   EMPLOYEES IN      PER      EXPIRATION   ---------------------
NAME                                     GRANTED      FISCAL YEAR    SHARE (1)      DATE         5%          10%
----                                   ------------   ------------   ---------   ----------   ---------   ---------
Rory J. Cowan........................     66,667           7.2%        $1.65       3/11/04     $69,179    $175,313
Stephen J. Lifshatz..................     50,000           5.4%        $1.50       3/11/09     $47,167    $119,531
Myriam Martin-Kail...................     50,000           5.4%        $1.50       3/11/09     $47,167    $119,531
Peter H. Wright......................     50,000           5.4%        $1.50       3/11/09     $47,167    $119,531

------------------------

(1) The exercise price equals the fair market value of the Common Stock as of the grant date as determined by Lionbridge's board of directors.

(2) Amounts reported in these columns represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of Lionbridge's stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of Lionbridge's Common Stock. Lionbridge cannot assure that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation in the price of the common stock since the date of grant.

AGGREGATE OPTION EXERCISES AND YEAR-END VALUES

    The following table sets forth certain information with respect to the options exercised by each named executive officer of Lionbridge listed in the Summary Compensation Table above during the year ended December 31, 1999 or held by such persons at December 31, 1999.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF SECURITIES
                                                                        UNDERLYING               VALUE OF UNEXERCISED
                                                                    UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                  SHARES                           AT DECEMBER 31, 1999        AT DECEMBER 31, 1999 (2)
                               ACQUIRED ON         VALUE        ---------------------------   ---------------------------
NAME                           EXERCISE (#)   REALIZED ($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ------------   ---------------   -----------   -------------   -----------   -------------
Rory J. Cowan................    375,383         $2,049,588       187,691        442,048      $3,425,376      $8,067,363
Stephen J. Lifshatz..........     78,522         $  421,391            --        170,075              --      $3,103,869
Myriam Martin-Kail...........         --                 --       209,926        183,960      $3,831,150      $3,357,270
Peter H. Wright..............     94,060         $  798,642            --        119,774              --      $2,185,876

------------------------

(1) Amounts calculated by subtracting the aggregate exercise price of the options from the market value of the underlying Common Stock on the date of exercise, and do not reflect amounts actually received by the named executive officers.

(2) Amounts calculated by subtracting the exercise price of the options from the fair market value of the underlying common stock as quoted on The NASDAQ Stock Market of $18.25 per share on December 31, 1999, multiplied by the number of shares underlying the options, and do not reflect amounts that may be actually received by the named executive officers upon exercise of options.

EMPLOYMENT AND NON-COMPETITION AGREEMENTS

    Rory J. Cowan entered into an employment agreement with Lionbridge on December 23, 1996. Mr. Cowan's employment agreement provides for a two-year term with automatic one-year renewals. Under the terms of his employment agreement, Mr. Cowan receives a base salary of $225,000, subject to increase from time to time by the Lionbridge board of directors in its sole discretion, and an annual discretionary bonus in an amount up to Mr. Cowan's then current base salary. Pursuant to his employment agreement, Lionbridge also issued Mr. Cowan options to purchase up to 1,501,529 shares of its common stock at an exercise price of $0.15 per share. Mr. Cowan's options vest over a four-year period and 50% of any unvested options held by Mr. Cowan will vest and become immediately exercisable upon a merger or sale of all or substantially all of the assets of Lionbridge or upon the disposition by Advent International and Morgan Stanley Dean Witter Venture Partners of more than 50% of the aggregate amount of our capital stock owned by them. If Lionbridge terminates Mr. Cowan's employment other than for cause, he is entitled to receive twelve monthly severance payments, each in an amount equal to his then current monthly base compensation (i.e., 1/12th of Mr. Cowan's base salary). If Mr. Cowan is terminated for cause, he will not be entitled to any severance payments or other benefits except as required by law.

    Mr. Cowan entered into a non-competition agreement with Lionbridge on December 23, 1996. The agreement provides that Mr. Cowan will not during the course of his employment and the twelve months following the date of the termination of his employment with Lionbridge, (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge's employees or (3) solicit or do business with any present or past customer of Lionbridge's, or any prospective customer of

Lionbridge's in connection with any business activity which would be in violation of the non-competition agreement.

    Stephen J. Lifshatz entered into an employment agreement with Lionbridge on February 11, 1997. Mr. Lifshatz's employment agreement provides for a one-year term with automatic one-year renewals. Under the terms of his employment agreement, Mr. Lifshatz receives a base salary of $165,000 subject to increase from time to time by the Lionbridge board of directors in its sole discretion, and an annual discretionary bonus in an amount up to 50% of his then current base salary. In connection with his employment agreement, Lionbridge also issued Mr. Lifshatz options to purchase up to 259,082 shares of its common stock at an exercise price of $0.15 per share. Mr Lifshatz's options vest over a four-year period. If, during the six-month period following a change in control of Lionbridge, Mr Lifshatz ceases to be the Chief Financial Officer of the parent of the surviving entity or suffers a substantial diminuation of his responsibilities, 50% of any unvested options then held by Mr. Lifshatz shall vest and become immediately exercisable. If Lionbridge terminates
Mr. Lifshatz's employment other than for cause, he is entitled to receive six monthly severance payments, each in an amount equal to his then current monthly base compensation (i.e., 1/12th of Mr. Lifshatz's base salary). If Mr. Lifshatz is terminated for cause, he will not be entitled to any severance payments or other benefits except as required by law.

    Mr. Lifshatz entered into a non-competition agreement with Lionbridge on February 11, 1997. The agreement provides that Mr. Lifshatz will not, during the course of his employment and the twelve months following the date of the termination of his employment with Lionbridge (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge's employees or (3) solicit or do business with any present or past customer of Lionbridge's, or any prospective customer of Lionbridge's in connection with any business activity which would be in violation of the non-competition agreement.

    Myriam Martin-Kail entered into an employment agreement with Lionbridge on February 24, 1997, effective as of January 1, 1997. Under the terms of her employment agreement, Ms. Martin-Kail receives a base salary of 650,000 French Francs, subject to increase from time to time by the Lionbridge board of directors in its sole discretion, and an annual discretionary bonus in an amount up to 50% of her then current base salary. Ms. Martin-Kail is also entitled to a car allowance of up to 63,000 French Francs per year. In connection with her employment agreement, Lionbridge also issued Ms. Martin-Kail options to purchase up to 323,885 shares of its common stock at an exercise price of $0.15 per share. Ms. Martin-Kail's options vest over a four-year period. If Lionbridge terminates Ms. Martin-Kail's employment, she is entitled to receive twelve monthly severance payments, each in an amount equal to her then current monthly base compensation (i.e., 1/12th of Ms. Martin-Kail's base salary).

    Ms. Martin-Kail entered into a non-competition agreement with Lionbridge on February 24, 1997. The agreement provides that Ms. Martin-Kail will not, during the course of her employment and the twelve months following the date of the termination of her employment with Lionbridge (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge's employees or (3) solicit or do business with any present or past customer of Lionbridge's, or any prospective customer of Lionbridge's which would be in violation of the non-competition agreement.

    Peter H. Wright entered into an employment agreement with Lionbridge on February 28, 1997. Mr. Wright's employment agreement provides for a one-year term with automatic one-year renewals. Under the terms of his employment agreement, Mr. Wright receives a base salary of $125,000 subject to increase from time to time by the Lionbridge board of directors in its sole discretion, and an annual discretionary bonus in an amount up to 50% of his then current base salary. In connection with his employment agreement, Lionbridge issued Mr. Wright options to purchase up to 97,166 shares of its common stock at an exercise price of $0.15 per share.
Mr. Wright's options vest over a four-year period. If Lionbridge terminates
Mr. Wright's employment other than for cause, he is entitled to receive six monthly severance payments, each in an amount equal to his then current monthly base compensation (i.e., 1/12th of Mr. Wright's base salary). If Mr. Wright is terminated for cause, he will not be entitled to any severance payments or other benefits except as required by law.

    Mr. Wright entered into a non-competition agreement with Lionbridge on February 28, 1997. The agreement provides that Mr. Wright will not, during the course of his employment and the six months following the date of the termination of his employment with Lionbridge (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge's employees or (3) solicit or do business with any present or past customer of Lionbridge's, or any prospective customer of Lionbridge's which would be in violation of the non-competition agreement.

COMPENSATION OF DIRECTORS

    Lionbridge does not currently compensate its directors. Each director is reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors or of any committee of the Board. Non-employee directors are eligible to receive options to purchase shares of common stock under Lionbridge's 1998 Stock Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    This report is submitted by the Compensation Committee. The Compensation Committee during fiscal year 1999 was comprised of Messrs. de Chazal, Kavanagh and Sheer, all of whom are non-employee directors. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for reviewing and administering Lionbridge's 1998 Stock Plan and 1999 Employee Stock Purchase Plan and reviewing and approving salaries and other incentive compensation of Lionbridge's officers and employees, including the grant of stock options to officers and employees.

COMPENSATION PHILOSOPHY

    The goal of Lionbridge is to attract and retain qualified executives in a competitive industry. To achieve this goal, the Compensation Committee applies the philosophy that compensation of executive officers, specifically including that of the Chief Executive Officer and President, should be linked to revenue growth, operating results and earnings per share performance.

    Under the supervision of the Compensation Committee, Lionbridge has developed and implemented compensation policies. The Compensation Committee's executive compensation policies are designed to (i) enhance profitability of Lionbridge and stockholder value, (ii) integrate compensation with Lionbridge's annual and long-term performance goals, (iii) reward corporate performance,
(iv) recognize individual initiative, achievement and hard work, and (v) assist Lionbridge in attracting and retaining qualified executive officers. Currently, compensation under the executive compensation program is comprised of cash compensation in the form of annual base salary, bonus, and long-term incentive compensation in the form of stock options.

BASE SALARY

    In setting cash compensation for the Chief Executive Officer and President and reviewing and approving the cash compensation for all other officers, the compensation committee reviews salaries annually. The compensation committee's policy is to fix base salaries at levels comparable to the amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies of similar size and engaged in a similar business to that of Lionbridge. In addition, the base salaries take into account Lionbridge's relative performance as compared to comparable companies.

    The salary compensation for the executive officers is based upon their qualifications, experience and responsibilities, as well as the attainment of planned objectives. The Chief Executive Officer and President makes recommendations to the compensation committee regarding the planned objectives and executive compensation levels. The overall plans and operating performance levels upon which management compensation is based are approved by the compensation committee on an annual basis. During 1999, the Chief Executive Officer and President made recommendations for salary increases for the executive group, and the Compensation Committee approved salary increases ranging from 5% to 10% to Lionbridge's executive officers. These increases reflect the impact of promotions as well as incentive changes.

BONUS COMPENSATION

    In addition to salary compensation, the Compensation Committee recommended the continuation of the bonus program adopted by the Board of Directors in the previous year, whereby senior executives recommended by the Chief Executive Officer and President and approved by the compensation committee for inclusion in the program receive bonus compensation based on a percentage of base salary. Bonuses paid under this program in 1999 were a percentage of base salary for calendar 1998 and were based on attainment of target annualized contract levels and operating expenses for 1998.

STOCK OPTIONS

    The Compensation Committee relies on incentive compensation in the form of stock options to retain and motivate executive officers and employees. Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with Lionbridge and to enable them to develop and maintain a stock ownership position in Lionbridge's Common Stock.

    Lionbridge's 1998 Stock Plan permits the Compensation Committee to administer the granting of stock options to eligible employees, including executive officers. Options generally become exercisable based upon a vesting schedule tied to years of future service to Lionbridge. The value realizable from exercisable options is dependent upon the extent to which Lionbridge's performance is reflected in the market price of Lionbridge's Common Stock at any particular point in time. Equity compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees. The Compensation Committee approves the granting of options in order to motivate these employees to maximize shareholder value. Generally, options are granted to officers and employees at fair market value on the date of grant and vest over a four-year period.

    Option grants to employees are based on such factors as initiative, achievement and performance. In administering grants to executive officers, the Compensation Committee evaluates each officer's total equity compensation package. The Compensation Committee generally reviews the option holdings of each of the executive officers, including their vesting and exercise prices and the then current value of any unvested options. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of Lionbridge's stockholders.

MR. COWAN'S COMPENSATION

    The cash compensation program for the Chief Executive Officer of Lionbridge is designed to reward performance that enhances shareholder value. Mr. Cowan's compensation package is comprised of base pay, bonus and stock options, and is in part based on Lionbridge's revenue growth, profitability, and growth in earnings per share. In 1999, Mr. Cowan's annual base salary was increased to $247,500. The compensation committee believes that Mr. Cowan's compensation is now comparable to the salary of Chief Executive Officers in other globalization services companies, considering the size and rate of profitability of those companies.

    The Compensation Committee is satisfied that the executive officers of Lionbridge are dedicated to achieving significant improvements in the long-term financial performance of Lionbridge and that the compensation policies and programs implemented and administered have contributed and will continue to contribute toward achieving this goal.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), Lionbridge cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Lionbridge has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is Lionbridge's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

                                        Respectfully Submitted by the
                                        Compensation Committee:

                                        Guy L. de Chazal
                                        Paul Kavanagh
                                        Claude P. Sheer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. de Chazal, Kavanagh and Sheer comprised the Compensation Committee for fiscal year 1999. No member of the Compensation Committee was at any time during the past year an officer or employee of Lionbridge or any of its subsidiaries, was formerly an officer of Lionbridge or any of its subsidiaries, or had any relationship with Lionbridge requiring disclosure herein.

    No executive officer of Lionbridge served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the compensation committee. No executive officer of Lionbridge served as a director of another corporation, one of whose executives served on the compensation committee. No executive officer of Lionbridge served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of Lionbridge.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the percentage change in the cumulative total stockholder return on Lionbridge's Common Stock during the period from Lionbridge's initial public offering on August 20, 1999 through December 31, 1999, with the cumulative total return of the NASDAQ Composite Index and the Media General Business and Software Services Index ("Business and Software Services Index"). The comparison assumes $100 was invested on August 20, 1999 at the $10.00 initial public offering price in Lionbridge's Common Stock and in each of the foregoing indices and assumes dividends, if any, were reinvested.

   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG LIONBRIDGE TECHNOLOGIES, INC.,
       NASDAQ MARKET INDEX AND BUSINESS AND SOFTWARE SERVICES INDEX(1)(2)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                               8/20/99  8/31/99  9/30/99  10/31/99  30-NOV  12/31/99
Lionbridge Technologies, Inc.      100   115.35   123.27    136.63  167.33    144.55
The Media General..                100      100   105.65    122.75  144.77    183.32
NASDAQ Composite index             100   102.22   103.12       111  123.87    151.78

                                                                                 MONTHS ENDING
                                                        ---------------------------------------------------------------
                                                        8/20/99    8/31/99    9/30/99    10/31/99   11/30/99   12/31/99
                                                        --------   --------   --------   --------   --------   --------
Lionbridge Technologies, Inc..........................   100.00     115.35     123.27     136.63     167.33     144.55
The Media General Business and Software Services
  Index...............................................   100.00     100.00     105.65     122.75     144.77     183.32
NASDAQ Composite Index................................   100.00     102.22     103.12     111.00     123.87     151.78

------------------------

(1) Prior to August 20, 1999, Lionbridge's common stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Lionbridge under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price information shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, Inc., a source believed to be reliable, but Lionbridge is not responsible for any errors or omissions in such information.

                                    PROPOSAL
                        AMENDMENT TO THE 1998 STOCK PLAN

PROPOSED AMENDMENT

    The 1998 Stock Plan (the "Plan") was adopted by the Board of Directors in January 1998, and was approved by the Company's stockholders in May 1998. A maximum of 5,522,032 shares of Common Stock is currently reserved for issuance under the Plan. In August 2000, the Board of Directors adopted an amendment to the Plan which is the subject of this proposal. The Board of Directors has approved and recommends to the stockholders that they approve an amendment to the Plan that will increase the aggregate number of shares authorized for issuance under the Plan by 3,000,000 shares.

    The Company's management relies on stock purchases as an essential part of the compensation packages necessary for the Company to attract and retain experienced officers and employees. The Board of Directors of the Company believes that the proposed amendment is essential to permit the Company's management to continue to provide long-term, equity-based incentives to present and future key employees.

    As of September 1, 2000, only 119,826 shares remained authorized for issuance under the Plan. If the increase in the number of shares authorized for issuance under the Plan is not approved, the Company may become unable to provide suitable long-term equity-based incentives to present and future employees. The Company has not at the present time determined who will receive options to purchase the additional shares of common stock that will be authorized for issuance under the Plan, if the amendment is approved.

DESCRIPTION OF THE 1998 STOCK PLAN

    The Plan is intended to provide for the grant of stock-based awards to Company employees, officers, directors, and consultants. The text of the Plan, amended as proposed above, is attached to this Proxy Statement as APPENDIX A. The following is a summary of the Plan and should be read together with the full Plan text.

    The Plan has a total of 5,522,032 shares of common stock reserved for issuance. As of September 1, 2000, there were approximately 1,100 persons eligible to receive stock-based awards under the Plan. Under the Plan, Lionbridge may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, options not intended to qualify as incentive stock options, stock-based awards and opportunities to make direct purchases of stock. Incentive stock options may be granted only to employees of Lionbridge. In general, options granted pursuant to the Plan are exercisable within ten years of the original grant date and become exercisable over a period of four years as follows: 25% on the first anniversary of the date of grant and semi-annually thereafter, in six equal installments over the remaining three-year period. The maximum number of shares with respect to which options, awards or purchase rights may be granted to any employee under the Plan shall not exceed 2,333,334 shares of Common Stock during any fiscal year of Lionbridge.

    The Plan is administered by the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee has the authority to select the persons to whom options, awards or purchase rights are granted and determine the terms of each option, award or purchase right, including the number of shares of common stock subject to the option or award. Payment of the exercise price of an option or award or purchase rights may be made in cash or check or, if approved by the compensation committee, shares of common stock, a promissory note, an assignment of common stock proceeds or any combination of the foregoing. Incentive stock options are not assignable or transferable except by wills or the laws of decent or distribution. Non-qualified stock options and other awards or purchase rights are assignable or transferable to the extent set forth in the agreement relating to the non-qualified stock option or award or purchase rights.

    The Board of Directors may terminate or amend the Plan at any time, except that stockholder approval is required for certain changes to the Plan. Option agreements may be modified, amended or rescinded only by written agreement signed by the Company and the participant.

    The Plan expires at the end of the day on January 26, 2008. After that date, no further awards may be granted under the Plan, but awards previously granted may extend beyond that date.

    As amended, the Plan would authorize the issuance of up to 8,522,032 shares of Common Stock (subject to adjustment for capital changes) pursuant to the exercise of options or other awards granted under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The following general rules are currently applicable for United States federal income tax purposes upon the grant and exercise of options to purchase shares of common stock pursuant to the Plan:

    INCENTIVE STOCK OPTIONS. The following general rules are applicable under current Federal income tax law to an incentive stock option ("ISO") granted under the Plan.

    1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to the Company upon either grant or exercise of an ISO.

    2.  If shares acquired upon exercise of an ISO are not disposed of within
        (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

    3. If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or
        (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

    4. In any year that an optionee recognizes compensation income as the result of a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

    5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and
        (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

    6. Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

    7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

    8. In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

    9. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under Federal securities laws applicable to directors, officers or 10% stockholders.

    NON-QUALIFIED OPTIONS. The following general rules are applicable under current federal income tax law to an option that does not qualify as an ISO ("Non-Qualified Option") granted under the Plan:

    1. The optionee generally does not realize any taxable income upon the grant of a Non-Qualified Option, and the Company is not allowed a federal income tax deduction by reason of such grant.

    2. The optionee generally will recognize ordinary compensation income at the time of exercise of a Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

    3. When the optionee sells the shares acquired pursuant to a Non-Qualified Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

    4. The Company generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes compensation income.

    5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

    6. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under Federal securities laws applicable to directors, officers or 10% stockholders.

    AWARDS AND PURCHASES. The following general rules are applicable under current federal income tax law to awards of stock ("Awards") or the granting of opportunities to make direct stock purchases ("Purchases") under the Plan:

    1. Persons receiving common stock pursuant to an Award or Purchase generally will recognize compensation income equal to the fair market value of the shares received, reduced by any purchase price paid.

    2. The Company generally should be entitled to a corresponding deduction for Federal income tax purposes when such person recognizes compensation income. When such Common Stock is sold, the seller generally will recognize capital gain or loss.

    3. Special rules apply if the stock acquired pursuant to an Award or Purchase is subject to vesting, or is subject to certain restrictions on resale under Federal securities laws applicable to directors, officers or 10% stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1998 STOCK PLAN.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals for inclusion in proxy material for Lionbridge's 2000 Annual Meeting of Stockholders must be submitted to the Secretary of Lionbridge in writing and received at the executive offices of Lionbridge by December 31, 2000. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals and must satisfy the notice procedures for stockholder proposals set forth in the Lionbridge by-laws.

    The Lionbridge by-laws require that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice thereof, containing the information required by the Lionbridge by-laws, to the Secretary of Lionbridge. To be timely, a stockholder's notice containing the information required by the Lionbridge by-laws must be delivered to the Secretary at the principal executive offices of Lionbridge at least 120 days, but not more than 150 days, prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting. However, if the annual meeting is more than 30 days before or 60 days after such anniversary date or if no proxy statement was delivered to stockholders in connection with the preceding year's annual meeting, stockholders must give written notice not more than 90 days prior to such annual meeting and not less than the later of 60 days prior to such annual meeting and 10 days after Lionbridge makes the first public announcement of the date of such meeting.

                           INCORPORATION BY REFERENCE

    To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Stock Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                           EXPENSES AND SOLICITATION

    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company also may be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

    The contents of and the sending of this Proxy Statement have been approved by the Board of Directors of the Company.

                                                                      APPENDIX A

                         LIONBRIDGE TECHNOLOGIES, INC.
                                1998 STOCK PLAN

    1. PURPOSE. The purpose of the Lionbridge Technologies, Inc. 1998 Stock Plan (the "Plan") is to encourage key employees of Lionbridge Technologies Holdings, Inc. (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) the grant of options which do not qualify as ISOs ("Non-Qualified Options"); (c) awards of stock in the Company ("Awards"); and
(d) opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

    2.  ADMINISTRATION OF THE PLAN.

        A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), by a committee appointed by the Board (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made; (iii) determine the purchase price of shares subject to each Option or Purchase, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option;
    (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period;
    (vi) extend the period during which outstanding Options may be exercised;
    (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

        B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

        C. GRANT OF STOCK RIGHTS TO BOARD MEMBERS. Stock Rights may be granted to members of the Board. All grants of Stock Rights to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either
    (i) are eligible to receive grants of Stock Rights pursuant to the Plan or
    (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights.

        D. PERFORMANCE-BASED COMPENSATION. The Board, in its discretion, may take such action as may be necessary to ensure that Stock Rights granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following (i) if the Board determines that Stock Rights granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Stock Rights to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code), (ii) if any Non-Qualified Options with an exercise price less than the fair market value per share of Common Stock are granted under the Plan and the Board determines that such Options should constitute Performance-Based Compensation, such options shall be made exercisable only upon the attainment of a pre-established, objective performance goal established by the Committee, and such grant shall be submitted for, and shall be contingent upon shareholder approval and
    (iii) Stock Rights granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Stock Right or the disposition of Common Stock acquired pursuant to such Stock Right, to constitute Performance-Based Compensation.

    3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

    4. STOCK. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 8,522,032, subject to adjustment as provided in paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the unpurchased shares of Common Stock subject to such Option shall again be available for grants of Stock Rights under the Plan.

    No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 2,333,334 shares of Common Stock under the Plan during any fiscal year of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

    5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time on or after January 27, 1998 and prior to January 26, 2008. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

    6.  MINIMUM OPTION PRICE; ISO LIMITATIONS.

        A. PRICE FOR NON-QUALIFIED OPTIONS, AWARDS AND PURCHASES. Subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), the exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan may be less than the fair market value of the Common Stock of the Company on the date of grant; provided that, in no event shall such exercise price or such purchase price be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized.

        B. PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

        C. $100,000 ANNUAL LIMITATION ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options, and the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

        D. DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

    7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

    8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

        A. VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

        B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

        C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

        D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

    9. TERMINATION OF EMPLOYMENT. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) three months after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

    10.  DEATH; DISABILITY.

        A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or
    (ii) 180 days from the date of the optionee's death.

        B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in
    Section 22(e)(3) of the Code or any successor statute.

    11. ASSIGNABILITY. No ISO shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee shall be exercisable only by such optionee. Stock Rights other than ISOs shall be transferable to the extent set forth in the agreement relating to such Stock Right.

    12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

    13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

        A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

        B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either
    (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

        C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

        D. MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

        E. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

        F. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

        G. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

        H. ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

    14. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code,
(d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a),
(b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

    15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on January 27, 1998, subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. If the approval of stockholders is not obtained prior to January 27, 1999, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day on January 26, 2008 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions:
(a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified;
(c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Stock Right previously granted to such grantee.

    16.  MODIFICATIONS OF ISOS; CONVERSION OF ISOS INTO NON-QUALIFIED
OPTIONS. Subject to paragraph 13(D), without the prior written consent of the holder of an ISO, the Committee shall not alter the terms of such ISO (including the means of exercising such ISO) if such alteration would constitute a modification (within the meaning of Section 424(h)(3) of the Code). The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. Upon the taking of such action, the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

    17. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

    18. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.

    19. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the transfer of a Non-Qualified Stock Option pursuant to an arm's-length transaction, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the transfer of a Non-Qualified Stock Option, (iii) the grant of an Award, (iv) the making of a Purchase of Common Stock for less than its fair market value, or (v) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

    20. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

    Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

    21. GOVERNING LAW. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

                                     PROXY

                           [FRONT SIDE OF PROXY CARD]

                          Lionbridge Technologies, Inc.
                               950 Winter Street
                          Waltham, Massachusetts 02451

                         SPECIAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON THURSDAY, OCTOBER 5, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Rory J. Cowan and Stephen J. Lifshatz and each of them the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Lionbridge Technologies, Inc., a Delaware corporation ("Lionbridge"), which the undersigned is entitled to vote at a Special Meeting of Stockholders of Lionbridge to be held on Thursday, October 5, 2000, at 10:00 a.m. (local time) at Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110 (the "Special Meeting").

        In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Special Meeting or any adjournment thereof.


            [Continued and to be dated and signed on reverse side]

SEE REVERSE SIDE                                              SEE REVERSE SIDE

                          [REVERSE SIDE OF PROXY CARD]

        The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal specified below, this proxy will be voted FOR such proposal.

        1. To approve an amendment to Lionbridge's 1998 Stock Plan to increase the aggregate number of shares of common stock that may be issued pursuant to the plan to 8,522,032 shares from 5,522,032 shares, an increase of 3,000,000 shares.

                /  /  FOR         /  /  AGAINST         /  /  ABSTAIN

        2. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

                /  /  FOR         /  /  AGAINST         /  /  ABSTAIN


MARK HERE FOR ADDRESS CHANGE
OR COMMENT AND NOTE AT RIGHT  /  /

        The Lionbridge board of directors recommends that you vote FOR each of the proposals.

        PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

        The signature on this proxy should correspond exactly with stockholder's name as printed hereon. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Trustee, Administrator or Guardian should give their full title.

Signature _______________                  Date  _________________, 2000

Signature _______________                  Date  _________________, 2000